As filed with the Securities and Exchange Commission on July 28, 2008

Registration No: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zoran Corporation

(Exact name of registrant as specified in its charter)

Delaware	94-2794449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1390 Kifer Road, Sunnyvale, California	94086
(Address of Principal Executive Offices)	(Zip Code)

Zoran Corporation

2005 Equity Incentive Plan and

1995 Employee Stock Purchase Plan

(Full Title of the Plan)

Levy Gerzberg
President and Chief Executive Officer
Zoran Corporation
1390 Kifer Road
Sunnyvale, California 94086

(Name and Address of Agent For Service)

(408) 523-6500

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Horace Nash
FENWICK & WEST LLP
801 California Street
Mountain View, CA 94041
Telephone: (650) 988-8500
Facsimile: (650) 938-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)		Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
2005 Equity Incentive Plan Common Stock, par value $0.001 per share	5,000,000	(4)	$9.985	$49,925,000.00	$1,962.05
1995 Employee Stock Purchase Plan Common Stock, par value $0.001 per share	1,000,000	(5)	$9.985	$9,985,000.00	$392.41
TOTAL	6,000,000				$2,354.46

(1)	The securities to be registered include options and rights to acquire such Common Stock.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)

Estimated solely for the purpose of computing the amount of registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act based on the average of the high and low prices of Zoran Corporation’s common stock as reported on The Nasdaq Global Select Market on July 22, 2008.

(4)

Represents (i) 2,500,000 additional shares of common stock authorized for issuance under the Zoran Corporation 2005 Equity Incentive Plan (“Plan”) as the result of the amendment of the Plan approved by the Board of Directors and the stockholders of Zoran Corporation in 2006, and (ii) 2,500,000 additional shares of common stock authorized for issuance under the Plan as the result of the amendment of the Plan approved by the Board of Directors and the stockholders of Zoran Corporation in 2008.

(5)

Represents 1,000,000 additional shares of common stock authorized for issuance under the Zoran Corporation 1995 Employee Stock Purchase Plan (“ESPP”) as the result of the amendment of the ESPP approved by the Board of Directors and the stockholders of Zoran Corporation in 2006.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES

                This registration statement hereby incorporates by reference the contents of Zoran Corporation’s earlier registration statements on Form S-8 filed with the Securities and Exchange Commission on August 9, 2005 (registration number 333-127354), August 14, 2003 (registration number 333-107988), December 13, 2002 (registration number 333-101828), December 5, 2001 (registration number 333-74610), November 6, 2000 (registration number 333-49350), and October 3, 1997 (registration number 333-37111).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation of Zoran Corporation	10-K	000-27246	3.1	4/20/2007

4.2	Second Amended and Restated Bylaws of Zoran Corporation	10-K	000-27246	3.2	4/20/2007

4.3	Form of Stock Certificate	10-K	000-27246	4.1	4/20/2007

4.4	Zoran Corporation 2005 Equity Incentive Plan, as amended					X

4.5	Forms of equity award agreements pursuant to the Zoran Corporation 2005 Equity Incentive Plan	10-K	000-27246	10.11	2/29/2008

4.6	Zoran Corporation 1995 Employee Stock Purchase Plan and forms of agreements thereunder					X

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.2	Consent of Fenwick & West LLP (filed as part of Exhibit 5.1)					X

24	Power of Attorney (included in signature page to this registration statement)					X

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 28th day of July, 2008.

ZORAN CORPORATION

By:	/s/ Levy Gerzberg
Levy Gerzberg
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Levy Gerzberg and Karl Schneider, and each of them, as his true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Levy Gerzberg	Chief Executive Officer, President and	July 28, 2008
Dr. Levy Gerzberg	Director (Principal Executive Officer)

/s/ Karl Schneider	Senior Vice President and Chief Financial	July 28, 2008
Karl Schneider	Officer (Principal Financial Officer; Principal Accounting Officer)

/s/Uzia Galil	Director	July 28, 2008
Uzia Galil

/s/James D. Meindl	Director	July 28, 2008
Dr. James D. Meindl

/s/ James B. Owens, Jr.	Director	July 28, 2008
James B. Owens, Jr.

/s/ Arthur B. Stabenow	Director	July 28, 2008
Arthur B. Stabenow

/s/ Phillip M. Young	Director	July 28, 2008
Phillip M. Young

/s/ Raymond A. Burgess	Director	July 28, 2008
Raymond A. Burgess

/s/ David Rynne	Director	July 28, 2008
David Rynne

II-2

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation of Zoran Corporation	10-K	000-27246	3.1	4/20/2007

4.2	Second Amended and Restated Bylaws of Zoran Corporation	10-K	000-27246	3.2	4/20/2007

4.3	Form of Stock Certificate	10-K	000-27246	4.1	4/20/2007

4.4	Zoran Corporation 2005 Equity Incentive Plan, as amended					X

4.5	Forms of equity award agreements pursuant to the Zoran Corporation 2005 Equity Incentive Plan	10-K	000-27246	10.11	2/29/2008

4.6	Zoran Corporation 1995 Employee Stock Purchase Plan and forms of agreements thereunder					X

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.2	Consent of Fenwick & West LLP (filed as part of Exhibit 5.1)					X

24	Power of Attorney (included in signature page to this registration statement)					X